Exhibit 99.5

UniTek Global Services, Inc. Closes Comprehensive Amendment to Term Credit Agreement and Announces Withdrawal of DIRECTV Notice of Termination

BLUE BELL, PA, July 26, 2013 — UniTek Global Services, Inc. (“UniTek” or the “Company”) (Nasdaq: UNTK), a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced that it has closed the previously announced amendment to its Term Credit Agreement (the “Term Amendment”). The Term Amendment waives all existing defaults and resets financial and other covenants related to the Company’s previously announced financial restatements. The facility will keep its original maturity date of April 15, 2018.

In conjunction with the closing of the Term Amendment, the previously issued 180-day notice of the termination of the master services agreement between the Company’s DirectSat subsidiary and DIRECTV, LLC, has been withdrawn.

Rocky Romanella, Chief Executive Officer of UniTek Global Services, said, “We are grateful for DIRECTV’s ongoing support. Their willingness to work with us through our efforts to refinance the debt is indicative of the strength of our relationship, and we are pleased to be in a position to continue in our role as an integrated, value-added fulfillment service provider for them.”

Dave Baker, Senior Vice President of DIRECTV, stated, “We are pleased that UniTek was able to satisfy the requirements for the automatic withdrawal of the termination notice. Throughout this process, they have maintained the high levels of service and performance that we have come to expect from them, and we look forward to continuing our relationship.”

“Our work on the financial restatements is progressing toward completion, and with the recently closed refinancing of the ABL Revolver, this comprehensive amendment to our Term Loan and the rescission of the DIRECTV termination notice, our team is more energized and more committed than ever to meeting our near- and longer-term growth objectives. We have made great progress recently, and look forward to the completion of additional milestone events in this process.” concluded Mr. Romanella.

Under the Term Amendment, the Term Lenders have waived existing defaults and revised the financial covenants and covenants related to the delivery by the Company of its audited financial statements for the year ended December 31, 2012 and unaudited financial statements for the quarters ended March 31 and June 30, 2013.

The amended term loan will continue to bear monthly interest payable in cash at a rate equal either to LIBOR (with a 1.50% floor) plus 9.50% or the prime rate plus 8.50%, plus, in either case, an amount to be added to the principal balance of the term loan at an annual rate equal to 4.00% of the outstanding balance. In connection with the Term Amendment, the Company has issued to the Term Lenders warrants, exercisable at $0.01 per share, for shares of the Company’s common stock equal to 19.99% of the shares outstanding prior to the date of the Term Amendment.  The lenders will also receive a waiver and amendment fee, which has been added to the principal balance of the term loan, equal to 2.00% of the outstanding loan balance.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including but not limited to statements regarding the Company’s current and future relationships with its customers, including DIRECTV, the Company’s plans to file historical financial results, including restatements of previously issued financial statements, and the Company’s growth objectives. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to address issues arising from previously disclosed accounting-related matters, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contact Info:

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com